UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277
(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

As previously disclosed, Chanticleer Holdings, Inc. (the “Company”) entered into a binding Letter of Intent with Manchester Wings Limited (“Seller”) and a company wholly owned by Seller, West End Wings Limited (“WEW”)for the purchase of the Nottingham, England Hooters restaurant for a total purchase price of Three Million One Hundred Fifty Thousand Dollars ($3,150,000).

Subsequently, (as previously disclosed) on October 23, 2013, the Company, pursuant to the binding Letter of Intent entered into a Share Purchase Agreement with the Seller for the purchase of all of the shares of WEW.

On November 6, 2013, the Company finalized the closing on the purchase of the Nottingham, England Hooters Restaurant location by entering into Lease Agreements (the “Lease Agreements”) with Reservoir Lounge UK Limited (the “Landlord”) for the restaurant location and accompanying flat. As part of this transaction, franchise rights to the location were also transferred to the Company.

ITEM 9.01.     Financial Statements and Exhibits.

(a)	Financial Statement of Business as Acquired

Financial Statements required by this item shall be filed by amendment no later than seventy-one (71) calendar days after the date of the initial report of this Form 8-K must be filed.

(d)	Exhibits

10.1        Share Purchase Agreement incorporated by reference to Exhibit 10.1 in the Company’s 8-K dated October 24, 2013

99.1        Press release dated November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 7, 2013

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Share Purchase Agreement	Incorporated by Reference
99.1	Press Release dated Nov. 7, 2013	Furnished Electronically